UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 14, 2014 (November 14, 2014)

CHINA HOUSING & LAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1008 Liuxue Road, Baqiao District

Xi’an, Shaanxi Province

China 710038

(Address of principal executive offices) (zip code)

86-029-83328813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the, Exchange Act (17 CFR240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2014, China Housing & Land Development, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2014.

The information contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein shall not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

All statements in this Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2013 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Item 7.01. Regulation FD Disclosure.

The information set forth above under Item 2.02 is hereby incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Quarterly report for the quarter ended September 30, 2014, incorporated by reference to the 10-Q filed with the SEC on November 14, 2014.

99.2	Press Release dated November 14, 2014 furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2014	CHINA HOUSING & LAND DEVELOPMENT INC.

	By:	/s/ Cangsang Huang
Name: Cangsang Huang
Title: Chief Financial Officer